Exhibit 99.1

Numerex Corp Contact:
Alan Catherall
770 485-2527

Investor Relations Contact:
Hayden Communications
Brett Maas
646 536-7331
PRESS RELEASE

FOR IMMEDIATE RELEASE

NUMEREX REPORTS THIRD QUARTER 2007 FINANCIAL RESULTS

ATLANTA, November 1, 2007 - Numerex Corp (NASDAQ: NMRX), a leading single source provider of solutions and network services for machine-to-machine (M2M) applications, today announced financial results for the third quarter of 2007, reporting a net loss of $217,000 compared to net earnings of $940,000 for the comparable period of 2006. Basic and fully diluted losses per share were $0.02 for the third quarter of 2007 that compares to basic and fully diluted earnings per share of $0.08 and $0.07 respectively for the third quarter of 2006. The net loss for the third quarter of 2007 includes approximately $300,000 related to operating losses and internal charges associated with the recent acquisition of a satellite-based business. For the third quarter of 2007, the Company had net earnings of $29,000 on a non-GAAP basis that excludes the impact of stock-based compensation compared to net earnings of $1,167,000 on a non-GAAP basis for the comparable quarter in 2006. All non-GAAP information is reconciled in the “Non-GAAP Condensed Consolidated Statement of Operations” table below.

Key financial results for the third quarter and first nine months of 2007 compared to the third quarter and first nine months of 2006:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Revenues (millions)	$16.0	$13.3	$45.3	$38.0
Net earnings/(loss) (millions)	$(0.22)	$0.94	$(0.11)	$2.30
Net EPS	$(0.02)	$0.08	$(0.01)	$0.19
Non-GAAP earnings (millions)	$0.03	$1.8	$0.64	$2.9
Non-GAAP EPS	$-	$0.09	$0.05	$0.23

Net revenues in the third quarter of 2007 were $16.0 million compared to $13.3 million reported for the same quarter last year, representing a 20% year-over-year growth and increased 5% from $15.2 million in the second quarter of 2007. Core wireless M2M revenues, which are now almost 93% of total revenues, were $14.8 million compared to $11.3 million for the third quarter of 2006 and $13.8 million for the second quarter of 2007 which represent relative growth rates of 32% and 7% respectively. M2M revenues include sales generated from the Company’s recently acquired satellite-based asset tracking business for August and September. The bulk of satellite-based revenues, as estimated by management for the period August through December, will be recognized in the fourth quarter and will be substantially greater than what was recorded in the third quarter.

Revenue generating highlights since the release of the Company’s second quarter results:

•
The commercial release of the Orbit One SX-1 satellite tracking solution, which operates on Globalstar’s simplex data network and provides GPS visibility, event monitoring as well as asset tracking and management. The SX-1 is easy to install, has an extended battery life with near-global coverage and is expected to operate under the harshest environmental conditions.

•
The immediate availability of FastTrack™, a hosted, turn-key, remote monitoring solution for integrators, enterprise and end users. FastTrack™ brings all the benefits of wireless M2M to virtually any industry with remote monitoring and control needs such as transportation, utilities, security, SCADA and agriculture. FastTrack™ provides an alternative to lengthy application and device development time allowing customers rapid deployment.

During the third quarter of 2007, the Company continued executing its strategy of driving connections to the Numerex M2M networks expecting to increase its long-term recurring service revenues. As a result, the Company altered its pricing model that prioritized long-term service revenue margins over short-term, hardware unit or product sales margins. Gross margins for the third quarter of 2007 were 33.5% compared to 37.3% for the same period in 2006. Record unit sales in the second quarter of 2007 turned the third quarter into a record period for gross network activations. The improvement in this year’s third quarter gross margin, over the 31% recorded in the second quarter, is a result of both unit cost reductions and a greater percentage of network service revenues generated in the quarter that generally yield higher margins. Hardware unit sales improved substantially as a result of marketing and selling strategies deployed last year and earlier this year. In total, across all M2M product lines, sales on a unit basis increased 69% in the third quarter and 68% through nine months over the first nine months of last year. Year-to-date through September, we have sold over 322,000 units compared to 192,000 units for the first nine months of 2006. Also, third quarter wireless M2M network revenue grew 41% over the same period last year and is expected to accelerate in the fourth quarter as the record number of hardware units sold in second and third quarters are connected to our network, in addition to strong satellite-based network service activity. Our strategy of focusing our resources on our M2M network and technology has yielded positive results, as we continue to add customers and network connections.

Operating expenses were $5.3 million for the third quarter of 2007 compared to $3.8 million for the same quarter in 2006 and $4.9 million for the prior sequential quarter. The increase compared to the prior quarter is primarily due to internal acquisition expenses and depreciation and amortization directly attributable to the acquisition of the satellite-based asset tracking business. Without these items, operating expenses would have been slightly lower than those incurred in the second quarter of 2007. Third quarter 2007 non-cash stock option expenses were $246,000 compared to $161,000 in the same period in 2006.

“As we mentioned last quarter, our M2M business continues to evolve with an increasing emphasis on the provision of network services, both cellular and, now, satellite,” said Stratton Nicolaides, chairman and CEO of Numerex. “We have invested heavily in our network infrastructure, systems and processes during the year in order to better position the Company to serve the M2M markets globally. We are pleased with the progress this quarter as can be seen by our total M2M revenues that grew by $1 million, compared to the second quarter, with approximately $800,000 of this derived from an increase in network service revenues.”

Inventory levels increased from $5.6 million at June 30, 2007 to $8.4 million at the end of September. This increase was largely confined to inventories of satellite tracking and wireless security units in anticipation of future demand. The total accounts receivable balance at September 30, 2007 declined slightly compared to the end of the prior quarter despite the additional customers secured through the acquisition of the Company’s satellite-based asset tracking business. The aggregate dollar amount as well as the percentage of aged receivables over 90 days has declined and the Company believes that it has adequate reserves against doubtful accounts.

Mr. Nicolaides concluded, “We expect a very robust final quarter of the year and, as a result, estimate full year 2007 revenues to range between $66 million to $67 million with annual M2M growth for 2007 exceeding 30%. Our opportunity funnel remains very strong with activity across the board at record levels that we believe bodes well for continued future growth.”

Conference Call and Web Cast Information

Numerex will conduct a conference call on November 1st at 11:00 A.M. Eastern Daylight Time, accessible by calling (866) 362-4831 Domestic USA or (617) 597-5347 International. The passcode for the call is 83515929. A live web cast of the call will be available via the Numerex web site at http://www.nmrx.com, under the Investor relations section. A replay of the conference call will also be available beginning two hours after the call by dialing (888) 286-8010 Domestic USA or (617) 801-6888 International. The passcode for the replay is 44733163.

This press release contains, and other statements may contain, forward-looking statements with respect to Numerex future financial or business performance, conditions or strategies and other financial and business matters, including expectations regarding growth trends and activities in the wireless data business. Forward-looking statements are typically identified by words or phrases such as "believe," "expect," "anticipate," "intend," "estimate," "assume," "strategy," "plan," "outlook," "outcome," "continue," "remain," "trend," and variations of such words and similar expressions, or future or conditional verbs such as "will," "would," "should," "could," "may," or similar expressions. Numerex cautions that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. These forward-looking statements speak only as of the date of this press release, and Numerex assumes no duty to update forward-looking statements. Actual results could differ materially from those anticipated in these forward-looking statements and future results could differ materially from historical performance.

The following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: our inability to reposition our platform to capture greater recurring service revenues, difficulties associated with integrating Orbit One’s business, the risks that a substantial portion of Orbit One's revenues are derived from government contracts that may be terminated by the government at any time, variations in quarterly operating results, delays in the development, introduction, integration and marketing of new wireless services; customer acceptance of services; economic conditions; changes in financial and capital markets; the inability to attain revenue and earnings growth in our wireless data business; changes in interest rates; inflation; the introduction, withdrawal, success and timing of business initiatives and strategies; competitive conditions; the inability to realize revenue enhancements; and extent and timing of technological changes. Numerex SEC reports identify additional factors that can affect forward-looking statements.

Numerex Corp.
Condensed Consolidated Statement of Operations
(In thousands, except per share data)
(Unaudited)
	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2007	2006	Change	% Change	2007	2006	Change	% Change
Net sales:
Hardware	$10,185	$8,755	$1,430	16%	$29,573	$24,626	$4,947	20%
Service	5,799	4,536	1,263	28%	15,767	13,401	2,366	18%
Total net sales	15,984	13,291	2,693	20%	45,340	38,027	7,313	19%

Cost of hardware sales	9,096	6,761	2,335	35%	25,874	19,651	6,223	32%
Cost of services	1,536	1,579	(43)	-3%	4,020	4,568	(548)	-12%
Gross Profit	5,352	4,951	401	8%	15,446	13,808	1,638	12%
	33.5%	37.3%			34.1%	36.3%
Selling, general, and administrative expenses	4,078	3,051	1,027	34%	11,557	8,785	2,772	32%
Research and development expenses	382	258	124	48%	1,004	833	171	20%
Bad Debt Expense	164	84	80	96%	413	164	249	152%
Depreciation and amortization	697	423	274	65%	1,717	1,266	451	36%
Operating profit earnings	31	1,135	(1,104)	-97%	755	2,760	(2,005)	-73%
Interest expense	(448)	(193)	(255)	132%	(948)	(410)	(538)	131%
Other expense	(1)	(1)	-	-30%	(21)	(1)	(20)	na
Earnings before taxes	(418)	941	(1,359)	na	(214)	2,349	(2,563)	na
Provision for income taxes	(201)	1	(202)	na	(101)	47	(148)	na
Net earnings	$(217)	$940	$(1,157)	-123%	$(113)	$2,302	$(2,415)	-105%

Basic earnings per common share	$(0.02)	$0.08			$(0.01)	$0.19
Diluted earnings per common share	$(0.02)	$0.07			$(0.01)	$0.18
Number of shares used in per share calculation
Basic	13,187	12,492			13,117	12,348
Diluted	13,187	13,363			13,117	13,081

Numerex Corp.
Supplemental Sales Information
(in thousands)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
Net Sales:	2007	2006	Change	2007	2006	Change
Wireless Data Communications
Hardware	$9,873	$7,747	$2,127	$28,448	$22,850	$5,598
Service	4,964	3,527	1,437	13,096	10,039	3,057
Sub-total	14,837	11,274	3,563	41,544	32,889	8,655
Digital Multimedia, Networking and Wireline Security
Hardware	312	1,008	(696)	1,125	1,776	(651)
Service	835	1,009	(174)	2,671	3,362	(691)
Sub-total	1,147	2,017	(870)	3,796	5,138	(1,342)
Total
Hardware	10,185	8,755	1,430	29,573	24,626	4,947
Service	5,799	4,536	1,263	15,767	13,401	2,366
Total net sales	15,984	13,291	2,693	45,340	38,027	7,313

Numerex Corp.
Condensed Consolidated Statement of Operations
(In thousands, except per share data)
(Unaudited)
	Three Months Ended			Nine Months Ended
	September 30, 2007			September 30, 2007
	GAAP		Non-GAAP	GAAP		Non-GAAP
	Results	Adjustments	Results	Results	Adjustments	Results
Net sales:
Hardware	$10,185		$10,185	$29,573		$29,573
Service	5,799		5,799	15,767		15,767
Total net sales	15,984		15,984	45,340		45,340
Cost of hardware sales	9,096		9,096	25,874	(100)	25,774
Cost of services	1,536		1,536	4,020		4,020
Gross Profit	5,352	-	5,352	15,446	100	15,546
	33.5%		33.5%	34.1%		34.3%
Selling, general, and administrative expenses	4,078	(246)	3,832	11,557	(656)	10,901
Research and development expenses	382		382	1,004		1,004
Bad debt expense	164		164	413		413
Earnings before income taxes, depreciation and amortization	728	246	974	2,472	756	3,228
Depreciation and amortization	697		697	1,717		1,717
Operating earnings	31	246	277	755	756	1,511
Interest expense	(448)		(448)	(948)		(948)
Other expense	(1)		(1)	(21)		(21)
Earnings before income taxes	(418)	246	(172)	(214)	756	542
Provision for income taxes	(201)		(201)	(101)		(101)
Net earnings	$(217)	$246	$29	$(113)	$756	$643
Basic earnings (loss) per common share	$(0.02)		$0.00	$(0.01)		$0.05
Diluted earnings (loss) per common share	$(0.02)		$0.00	$(0.01)		$0.05
Number of shares used in per share calculation
Basic	13,187		13,187	13,117		13,117
Diluted	13,187		13,187	13,117		13,117

(a) These Unaudited non-GAAP consolidated statements of operations are for informational purposes only and are not presented in accordance with GAAP. The adjustments necessary to provide a direct reconciliation of the non-GAAP to the GAAP basis consolidated statement of operations include; product sales at normalized prices exclude lower of cost or market inventory adjustment and excludes stock options expense.

Numerex Corp.
Condensed Consolidated Statement of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2006			September 30, 2006
	GAAP		Non-GAAP	GAAP		Non-GAAP
	Results	Adjustments	Results	Results	Adjustments	Results
Net sales:
Hardware	$8,755		$8,755	$24,626		$24,626
Service	4,536		4,536	13,401		13,401
Total net sales	13,291		13,291	38,027		38,027
Cost of hardware sales	6,761		6,761	19,651		19,651
Cost of services	1,579		1,579	4,568		4,568
Gross Profit	4,951	-	4,951	13,808	-	13,808
	37.3%		37.3%	36.3%		36.3%
Selling, general, and administrative expenses	3,051	(161)	2,890	8,785	(360)	8,425
Research and development expenses	258		258	833		833
Bad debt expense	84		84	164		164
Depreciation and amortization	423		423	1,266		1,266
Operating earnings	1,135	161	1,296	2,760	360	3,120
Interest expense	(192)	66	(126)	(410)	203	(207)
Other expense	(2)		(2)	(1)		(1)
Earnings before income taxes	941	227	1,168	2,349	563	2,912
Provision for income taxes	1		1	47		47
Net earnings	$940	$227	$1,167	$2,302	$563	$2,865

Basic earnings (loss) per common share	$0.08		$0.09	$0.19		$0.23
Diluted earnings (loss) per common share	$0.07		$0.09	$0.18		$0.22
Number of shares used in per share calculation
Basic	12,492		12,492	12,348		12,348
Diluted	13,363		13,363	13,081		13,081

(a) These Unaudited non-GAAP consolidated statements of operations are for informational purposes only and are not presented in accordance with GAAP. The adjustments necessary to provide a direct reconciliation of the non-GAAP to the GAAP basis consolidated statement of operations exclude stock option expense and the conversion feature associated with the debt converted to equity.

NUMEREX CORP.
CONDENSED CONSOLIDATED BALANCE SHEET
(In thousands, except share information)
	September 30,	December 31,
	2007	2006
	(unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$10,044	$20,384
Short-term investments	47	-
Accounts receivable, less allowance for doubtful accounts of $848 at September 30, 2007 and $933 at December 31, 2006:	15,009	11,844
Inventory	8,376	2,755
Prepaid expenses and other current assets	2,833	1,677
Deferred tax asset - current	1,142	1,113
TOTAL CURRENT ASSETS	37,451	37,773

Property and Equipment, Net	1,910	1,287
Goodwill, Net	19,257	15,967
Other Intangibles, Net	7,203	6,734
Software, Net	3,445	1,815
Other Assets	612	747
Deferred tax asset - LT	2,070	2,070
TOTAL ASSETS	$71,948	$66,393

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$8,233	$7,651
Other current liabilities	2,615	2,270
Note payable, current	1,858	1,139
Deferred revenues	4,063	715
Obligations under capital leases, current portion	57	96
TOTAL CURRENT LIABILITIES	16,826	11,871

LONG TERM LIABILITIES
Obligations under capital leases and other long term liabilities	305	339
Note Payable	11,548	12,763
TOTAL LONG TERM LIABILITIES	11,853	13,102

SHAREHOLDERS’ EQUITY
Preferred stock - no par value; authorized 3,000,000; none issued	-	-
Class A common stock - no par value; authorized 30,000,000; issued 14,573,377 shares at September 30, 2007 and 14,445,234 shares at December 31, 2006	44,696	43,133
Additional paid-in-capital	3,142	2,486
Treasury stock, at cost, 1,184,900 shares on September 30, 2007 and December 31, 2006	(5,053)	(5,053)
Class B common stock - no par value; authorized 5,000,000; none issued	-	-
Accumulated other comprehensive income (loss)	(5)	2
Accumulated earnings	489	852
TOTAL SHAREHOLDERS' EQUITY	43,269	41,420
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$71,948	$66,393

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